UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 29, 2009

PRINCETON ACQUISITIONS, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900, Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

2650 W. Main Street, Suite 200, Littleton, Colorado  80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.01 hereof are hereby incorporated by reference in this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Pursuant to a Share Exchange Agreement dated September 11, 2009 (the “Exchange Agreement”) by and among Princeton Acquisitions, Inc. (referred to herein as the “Company,” “Princeton” or the “Registrant”), Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”) and certain shareholders of Hunter Bates, effective September 29, 2009, all of the shareholders of Hunter Bates as of such date exchanged all of their capital securities of Hunter Bates in consideration for similar capital securities of Princeton and Hunter Bates became a wholly owned subsidiary of Princeton. This transaction is referred to throughout this report as the “Share Exchange.”

At the effective time of the Share Exchange, Hunter Bates had outstanding an aggregate of 19,500,000 shares of common stock, par value $0.01 per share (the “Hunter Bates Common Stock”), and outstanding warrants to purchase an aggregate of 2,500,000 shares of Hunter Bates Common Stock (the “Hunter Bates Warrants”), and all of such shares of Hunter Bates Common Stock and Hunter Bates Warrants were exchanged by the shareholders of Hunter Bates, on a share-for-share basis, in consideration of an aggregate of 19,500,000 shares of Princeton common stock, par value $.001 per share (“Princeton Common Stock”) and warrants to purchase an aggregate of 2,500,000 shares of Princeton Common Stock on similar terms to the Hunter Bates Warrants (the “Princeton Warrants”).  Upon effectiveness of the Share Exchange, the former shareholders of Hunter Bates held approximately 98% of the issued and outstanding shares of Princeton Common Stock, and approximately 99% of the capital stock of Princeton on a fully diluted basis assuming the exercise of all outstanding Princeton Warrants. Accordingly, the Share Exchange represents a change in control of the Company.

Contemporaneously with the closing of the Share Exchange, pursuant to the terms of a Stock Purchase Agreement dated September 29, 2009 (the “Stock Purchase Agreement”) by and among Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”) and certain shareholders of Princeton, Wits Basin purchased from such shareholders an aggregate of 1,383,543 shares of Princeton Common Stock, which constituted approximately 81% of the shares of Princeton Common Stock issued and outstanding immediately prior to the effectiveness of the Share Exchange, for aggregate consideration of $262,500.  Immediately prior to the effectiveness of the Share Exchange, Wits Basin held 18,500,000 shares of Hunter Bates Common Stock, which constituted approximately 95% of the issued and outstanding shares of Hunter Bates Common Stock at such time.  As a result of the stock purchase and the Share Exchange, Wits Basin held an aggregate of 19,883,543 shares of Princeton Common Stock immediately after effectiveness of the Share Exchange, which constitutes approximately 94% of the issued and outstanding shares of Princeton Common Stock immediately after effectiveness of the Share Exchange.

For accounting purposes, the Share Exchange has been accounted for as a reverse acquisition with Hunter Bates as the accounting acquirer (legal acquiree) and Princeton as the accounting acquiree (legal acquiror).  Upon effectiveness of the Share Exchange, Hunter Bates’ business plan became the business plan of the Company.

The Exchange Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.  The foregoing description of the Exchange Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Exchange Agreement.

Unless otherwise provided in this current report, all references in this current report to “we,” “us,” “our company,” “our,” or the “Company” refer to the consolidated entity of Princeton Acquisitions, Inc. and its wholly owned subsidiary Hunter Bates Mining Corporation.  Since our assets and operations are now conducted through Hunter Bates Mining Corporation, the discussions of our business and the risks we face and our historic economic performance, which are subsequently presented in this Current Report relate primarily to Hunter Bates.  Specific references to Hunter Bates Mining Corporation will reference “Hunter Bates” and those relating to Princeton Acquisitions, Inc. will reference “Princeton Acquisitions.”

Description of Business of Hunter Bates Mining Corporation

Overview

Hunter Bates Mining Corporation is an exploration and development stage Minnesota corporation formed in April 2008.  We currently hold one mining property, which is known as the Bates-Hunter Mine property located in Central City, Colorado.  In addition to the Bates-Hunter property, we also seek to find, develop, produce and sell other gold mine assets.

We were formed as a wholly owned subsidiary of Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”), in connection with Wits Basin’s acquisition of the Bates-Hunter mining property pursuant to an Asset Purchase Agreement dated September 20, 2006 (as amended, the “Asset Purchase Agreement”) by and among Wits Basin, Hunter Gold Mining Corp, Hunter Gold Mining Inc., George E. Otten, a Colorado resident, and Central City Consolidated, Corp. d/b/a Central City Consolidated Mining Co., a Colorado corporation.  Pursuant to the Asset Purchase Agreement, on June 12, 2008 we acquired the real estate and mining claims known as the “Bates-Hunter Mine” and the buildings, equipment, and permits relating to the Bates-Hunter mining property in consideration of (i) a limited recourse promissory note payable to George E. Otten in the original principal amount of $6,750,000 Canadian dollars (the “Otten Note”) (approximately $6,736,785 U.S. Dollars), and (ii) 3,620,000 unregistered shares of Wits Basin common stock with a fair value of $0.205 per share.  Additionally, we are required to make certain production revenue payments upon realization of profit from the property, and further granted Mr. Otten a net smelter royalty on future productions.  Our payment of the Otten Note is secured by a deed of trust relating to the acquired property granted in favor of Gilpin County Public Trustee for the benefit of Mr. Otten.  For more information on the Otten Note, see “Material Contracts” below in this Item 2.01 disclosure.

When Wits Basin acquired the rights to purchase the Bates-Hunter Mine in January 2005, it also acquired exploration rights of the Bates-Hunter Mine properties. Wits Basin has used Gregory Gold Producers, Inc., a wholly owned subsidiary and Colorado corporation (“Gregory Gold”), as an oversight management company for the exploration activities conducted at the Bates-Hunter Mine since that time. On September 3, 2009, Wits Basin contributed all of its equity interests in Gregory Gold to us, thereby making Gregory Gold a wholly owned subsidiary of ours. Gregory Gold holds minimal assets related to operating the water treatment plant and area maintenance.

As of the date of this Current Report, our only assets are Gregory Gold and the Bates-Hunter Mine. Furthermore, we possess only a few pieces of equipment and employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, we therefore remain substantially dependent on third party contractors to perform such operations. As of the date of this Current Report, we do not claim to have any mineral reserves at the Bates-Hunter Mine. No further exploration activities will be conducted at the Bates-Hunter Mine until such time as funds become available.

Our Company

Our principal asset consists of land, buildings, equipment, mining claims and permits collectively constituting the Bates-Hunter Mine property, which was a producing gold mine when operations ceased during the 1930’s.  The Bates-Hunter Mine is located about 35 miles west of Denver, Colorado and is located within the city limits of Central City. The Central City mining district lies on the east slope of the Front Range where elevations range from 8,000 in the east to 9,750 feet in the west. Local topography consists of gently rolling hills with local relief of as much as 1,000 feet.

The mine site is located in the middle of a residential district within the city limits of Central City and is generally zoned for mining or industrial use. The Bates-Hunter Mine shaft is equipped with an 85 foot tall steel headframe and a single drum hoist using a one inch diameter rope to hoist a two-ton skip from at least 1,000 feet deep.  A water treatment plant has been constructed adjacent to the mine headframe. This is a significant asset given the mine site location and environmental concerns.

The mine property is encumbered by a deed of trust issued for the benefit of the holders of the Otten Note.  There are also subordinated deeds of trust on the property issued for the benefit of two different lenders of Wits Basin used to provide security for Wits Basin’s obligations under its respective loans with such lenders.  See the disclosure under “Certain Relationships and Transactions” and “Material Contracts” below for more information on these encumbrances.

Geology

The regional geology of the Central City district is not “simple” but the economic geology is classically simple. The Precambrian granites and gneisses in the area were intensely fractured during a faulting event resulting in the emplacement of many closely spaced and roughly parallel veins. The veins are the result of fracture filling by fluids that impregnated a portion of the surrounding gneisses and granites with lower grade gold concentrations “milling ore” and usually leaving a high grade “pay streak” of high grade gold sulphides within a quartz vein in the fracture. There are two veins systems present, one striking east-west and the other striking sub parallel to the more predominant east-west set. These veins hosted almost all of the gold in the camp. The veins vary from 2 to 20 feet in width and dip nearly vertical. Where two veins intersect, the intersection usually widens considerably and the grade also increases, sometimes to bonanza grades. In the Timmins camp, this same feature was described as a “blow out” and resulted in similar grade and thickness increases. The Bates vein in the area of the Bates-Hunter Mine has been reported to have both sets of veins and extremely rich “ore” where the two veins intersected. These veins persist to depth and consist of gold rich sulphides that include some significant base metal credits for copper and silver.

Previous Exploration Efforts

The following is based on the information from a report titled “Exploration and Development Plan for the Bates-Hunter Project,” prepared by Glenn R. O’Gorman, P. Eng., dated March 1, 2004.

Lode gold was first discovered in Colorado in 1859 by John H. Gregory.  The first veins discovered were the Gregory and the Bates. This discovery started a gold rush into the area with thousands of people trying to stake their claims.  The Central City mining district is the most important mining district in the Front Range mineral belt.  Since 1859, more than 4,000,000 ounces of gold have been mined from this district. Over 25% of this production has come from the area immediately surrounding the Bates-Hunter Project.  Although the Bates vein was one of the richest and most productive in the early history of the area, it was never consolidated and mined to any great depth.

The majority of production on the claims occurred during the period prior to 1900.  Technology at that time was very primitive in comparison to today's standards. Hand steel and hand tramming was the technology of the day. The above limitations coupled with limited claim sizes generally restricted mining to the top few hundred feet on any one claim.

During the early 1900’s cyanidation and flotation recovery technologies were developed along with better hoists and compressed air operated drills. Consolidation of land was a problem. Production rates were still limited due to the lack of mechanized mucking and tramming equipment. Issues that were major obstacles prior to the 1900’s and 1930’s are easily overcome with modern technology.

Colorado legislated their own peculiar mining problem by limiting claim sizes to 500 feet in length by 50 feet wide and incorporated the Apex Law into the system as well.  A typical claim was 100 to 200 feet long in the early days. This resulted in making it extremely difficult for any one owner to consolidate a large group of claims and benefit from economies of scale. The W.W.II Production Limiting Order # 208 effectively shut down gold mining in the area and throughout Colorado and the United States in mid 1942.

Historical production records indicate that at least 350,000 ounces of gold were recovered from about half of the Bates Vein alone to shallow depths averaging about 500 feet below surface.

GSR Goldsearch Resources drilled two reverse circulation holes on the property in 1990. The first hole did not intersect the Bates Vein. However, the second drilled beneath the Bates-Hunter shaft bottom intersected the Bates Vein at about 900 feet below surface. The drill cuttings graded 0.48 oz. Au/ton over 10 feet. This drillhole intersected three additional veins as well with significant gold assays.

Through August of 2008, over 12,000 feet of drilling was accomplished, which provided detailed data that has been added to our existing 3-D map of the region. Several narrow intervals with potential ore-grade gold values were intersected, which require further exploration efforts to delineate any valuation.

Our Exploration Plans

To date, we have performed more than 12,000 feet of core drilling from the surface. We have been able to plot and target very specific areas in a demonstration of the success of modern drill technologies. We have also taken hundreds of underground samples and completed hundreds of individual assays, all of which are industry-standard fire assays completed by American Assay Labs in Nevada. We have been able to define the right balance between drilling on the surface and underground exploration and believe the best type of exploration going forward will come from core drilling underground and on surface, and from channel and grab samples taken as directed by our onsite geological team.

Based on our evaluation of the information compiled, the underground and surface geologic mapping, assay testing, the detailed surface survey of claims and outcropping veins and the computer modeling with three-dimensional software, we are in the process of preparing a plan for development of this property and commencing its implementation.  In Phase I, we intend to continue water treatment and mine rehabilitation as previously completed to a depth of 500 feet.  This work will include re-timbering, dewatering, upgrades to shafts and drifts to contain rock walls and loose material; all manner of effort shall be made to increase the existing water treatment capacity so as to double or more the amount of water output for removal from the mine.  There will be a series of underground drill stations carved and built into the drifts as well as a combination of underground and surface industry-standard core-drilling and chain-of-custody recordation of samples.  This work will initially take 4 to 6 months and then will be ongoing in some capacity.

In Phase II, we plan to continue our dewatering program and continue drilling as deep as 4,000 feet.  We anticipate additional underground drill stations carved and built into the drifts, as well as industry-standard core-drilling and chain-of-custody recordation of samples.  During Phase II, we anticipate shipping bulk samples, which will potentially produce revenues through pilot production.  This production, while having lower than commercial production rates, may nonetheless produce cash flows depending upon the grade and quantity of ore recovered.

Industry Background

The exploration for and development of gold mineral deposits requires significant capital investment.  Few properties are ultimately developed into producing mines.  Some of the factors involved in determining whether a mineral exploration project will be successful include, without limitation:

•	competition;

•	financing costs;

•	availability of capital;

•	proximity to infrastructure;

•	the particular attributes of the deposit, such as its size and grade;

•	political risks, particularly in some emerging third world countries; and

•
governmental regulations, particularly regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold, environmental protection matters, property title, rights and options of use, and license and permitting obligations.

The combination of these and other factors lead to a speculative endeavor, and very high risk. Even with the formation of new theories and new methods of analysis, unless the minerals are simply lying exposed on the surface of the ground, exploration will continue to be a “hit or miss” process.

Competition

The mining industry has historically been highly competitive. It is dominated by multi-billion dollar, multi-national companies that possess resources exponentially greater than ours. Additionally, due to our limited resources, we do not intend to develop any of our properties on our own, but rather to only perform exploration on our properties with the anticipation of selling or developing through an appropriate joint venture any properties in which our exploration proves successful. Given our size and financial condition, there is no assurance we can compete with any larger companies for the acquisition of additional potential mineral properties.

Government Regulation

Mining and exploration is highly regulated and subject to various constantly changing federal and state laws and regulations governing the protection of the environment. These laws are becoming more and more restrictive, and include without limitation: the Clean Water Act; the Clean Air Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Endangered Species Act; the Federal Land Policy and Management Act; the National Environmental Policy Act; the Resource Conservation and Recovery Act; and related state laws. The environmental protection laws dramatically impact the mining and mineral extraction industries as it pertains to both the use of hazardous materials in the mining and extraction process and from the standpoint of returning the land to a natural look once the mining process is completed. Compliance with federal and state environmental regulations can be expensive and time consuming.

 Compliance with the various federal and state government regulations requires us to obtain multiple permits for each mining property.  Although there is no guarantee that the regulatory agencies will approve, in a timely manner, if at all, the necessary permits for our current and anticipated explorations, we have no reason to believe at this time that we will not obtain the necessary permits in due course.

Properties

In addition to the Bates-Hunter Mine property as referenced above, we are currently provided office space at 900 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402-8773 by Wits Basin without charge.

Employees

As of the date of this Current Report, we have no employees other than our officers.

Legal Matters

We are not currently party to any material litigation and are not aware of any threatened litigation that would be reasonably likely to result in a material adverse effect on our business.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain statements that are “forward-looking statements,” including, among other things, discussions of our business strategies, future operations and capital resources.  Words such as, but not limited to, “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

Forward-looking statements are included in the section of this report entitled “Description of Business of Hunter Bates Mining Corporation.”  Although we believe that the expectations reflected in such forward-looking statements are generally reasonable, we cannot assure you that such expectations will ultimately prove to be correct.  Generally, these statements relate to our business plans and strategies, projected or anticipated benefits or other consequences of market conditions and opportunities, business plans or strategies, projections involving exploration and development, projected future earnings and other aspects of operational results.  All phases of our operations are subject to a number of uncertainties, risks and other influences, most of which are outside our control, and any one or combination of which could materially and adversely affect the results of our operations, and also, could affect whether any such forward-looking statements contained herein ultimately prove to be accurate.  Important factors that could cause actual results to differ materially from our current expectations are summarized in the section captioned “Risk Factors” immediately following.

Risk Factors

An investment in the Company involves a high degree of risk.  You should carefully consider the risks described below before making a decision to buy our common stock.  If any of the following risks actually occurs, our business could be harmed and you could lose your investment.

Risks Relating to Our Financial Condition

We are a development- and exploration-stage company with little history of operations and we expect to incur losses for the foreseeable future.

We are a development- and exploration-stage company, and have yet to commence active operations.  As of June 30, 2009, we have incurred an aggregate net loss of $5,897,820 since our incorporation.  We have no prior operating history from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues, or achieving profitability.  These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.  We have generated no revenue to date and there can be no assurance that our plans for exploring the Bates Hunter Mine, and possibly producing minerals, will be successful, or that we will ever attain significant sales or profitability.  We anticipate we will incur development- and exploration-stage losses until our exploration efforts are completed.  As a development- and exploration-stage company, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures.

We are not currently in production on any of our properties, and will need to raise additional financing.

           We have very limited funds, and such funds are not adequate to develop our current business plan, or even to satisfy our existing working capital requirements.  We will be required to raise additional funds to effectuate our current business plan for exploration of the Bates-Hunter Mine and to satisfy our working capital requirements.  We have no significant sources of currently available funds to engage in additional exploration and development.  Without significant additional capital, we will be unable to fund exploration of our current property interests or acquire interests in other mineral exploration projects that may become available. Our ultimate success will depend on our ability to raise additional capital.  There is no assurance that funds will be available from any source, or if available, that they can be obtained on terms acceptable to us. In the event we do raise additional financing, our shareholders will suffer dilution.

           The Company’s payment obligation of Canadian $250,000 under our Canadian $6,750,000 limited recourse promissory note issued upon our acquisition of the Bates-Hunter mine property in June 2008 came due in December 31, 2008.  The Company obtained an extension to July 31, 2008, and, with the payment of $25,000 toward the obligation and the issuance by Wits Basin of 500,000 of its shares of common stock, has since obtained a series of standstill agreements with the holders of the note pursuant to which they agreed not to enforce the payment obligation until October 2, 2009.  We are currently in the process of resolving this payment obligation with the holders of the note.  In the event we are unable to make the necessary payment or otherwise resolve the payment obligation, the holders of the note would be entitled to pursue ordinary and normal recourse available to lenders in transactions of this nature, including without limitation the ability to call the note.  However, we and Wits Basin are not liable for the entire face amount of the note, but rather would be jointly and severally liable for the limited recourse amount of Canadian $2,000,000.  The holders of the note hold a deed of trust on the Bates-Hunter property, and could foreclose on the property in the event we were unable to resolve a default on the note.

Risks Related to the Company

We have very limited assets in operation.

We are an exploration stage company and do not anticipate having any revenues from operations until we complete other acquisitions or joint ventures with business models that produce such revenues. As of the date of this Current Report, we own the past producing Bates-Hunter Mine in Colorado.  Currently, very limited exploration activities are being conducted at this property and the property may never produce any significant mineral deposits.

We have provided guarantees and encumbered our assets as security for certain of Wits Basin’s obligations.

Prior to the completion of the Share Exchange, we were a wholly owned subsidiary of Wits Basin.  As such, we have entered into guarantees for obligations of Wits Basin under certain of its loan agreements with third-party lenders.  Our assets have also been used to secure certain of these obligations.  In the event Wits Basin is unable to satisfy its obligations under these third-party loan arrangements, we may be asked by such third-party lenders to satisfy such obligations, and mortgages or other liens against our assets may be foreclosed.  Additionally, certain of Wits Basin’s lenders hold a pledge of a significant number of our shares held by Wits Basin, and it is possible a majority interest of equity could be seized by a third-party.  If any of these events occur, it could be harmful to our business.  See “Certain Relationships and Transaction” and “Material Contracts” below for more information on these guarantees and encumbrances.

Wits Basin will be able to exert significant control over our Company.

Wits Basin has in the past and will continue to be able to exert significant control over our Company.  As of the date of this Current Report, Wits Basin holds approximately 95% of our outstanding common stock.  Once Mr. Brasel resigns from our board of directors, all of the members of our board of directors and our officers are further affiliated with Wits Basin.  Accordingly, Wits Basin will have the ability to exert substantial influence over the election of our directors and all other matters submitted to our shareholders.

As Wits Basin also engages in the industry of mining for precious metals, there may exist conflicts of interest between our Company and Wits Basin.  In the event that any such conflict of interest arises with respect to a member of our board of directors, a director who has such a conflict is required to disclose the conflict to a meeting of the directors of the Company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, we will establish a special committee of independent directors to review a matter in which multiple directors, or management, may have a conflict.  Notwithstanding these safeguards, there can be no assurances that a conflict of interest will not arise.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties in the mining industry. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the suitability of property relative to our competitors. We can provide no assurance that we will be able to establish other strategic relationships in the future.

In addition, any strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Risks Related to our Business

Our performance may be subject to fluctuations in mineral prices.

The profitability of the exploration projects could be significantly affected by changes in the market price of minerals. Demand for minerals can be influenced by economic conditions and attractiveness as an investment vehicle. Other factors include the level of interest rates, exchange rates and inflation. The aggregate effect of these factors is impossible to predict with accuracy.

In particular, mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold. Worldwide production levels also affect mineral prices. In addition, the price of gold, silver and other precious minerals have on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in gold prices may adversely affect the value of any discoveries made at the Bates-Hunter mine.

Mineral exploration is extremely competitive.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, in the search for and the acquisition of attractive mineral properties. Our ability to acquire properties in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for future mineral exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

The nature of mineral exploration is inherently risky.

The exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to the process. Very few properties are ultimately developed into producing mines.  Whether a gold or other mineral deposit will become commercially viable depends on a number of factors, including:

•	financing costs;

•	proximity to infrastructure;

•	the particular attributes of the deposit, such as its size and grade; and

•	governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting and environmental protection.

The outcome of any of these factors may prevent us from receiving an adequate return on invested capital.

Our exploration operations are subject to environmental regulations, which could result in the incurrence of additional costs and operational delays.

All phases of our operations are subject to environmental regulation. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects. We will be subject to environmental regulations with respect to our property in Colorado, under applicable federal and state laws and regulations.

U.S. Federal Laws

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. Our mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (CERCLA) imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances. The groups who could be found liable include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. We cannot predict the potential for future CERCLA liability with respect to our properties.

The global financial crisis may have impacts on our business and financial condition that we currently cannot predict.

The continued credit crisis and related instability in the global financial system has had, and may continue to have, an impact on our business and our financial condition. We may face significant challenges if conditions in the financial markets do not improve. Our ability to access the capital markets may be severely restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The credit crisis could have an impact on any potential lenders or on our customers, causing them to fail to meet their obligations to us.

Risks Related to Our Capital Stock

Investors may be unable to accurately value our common stock.

Investors often value companies based on the stock prices and results of operations of other comparable companies. Currently, we do not believe another public gold exploration company exists that is directly comparable to our size and scale. Prospective investors, therefore, have limited historical information about the property held by us upon which to base an evaluation of our performance and prospects and an investment in our common stock. As such, investors may find it difficult to accurately value our common stock.

Because we becoming public by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse acquisition.”  Security analysts of major brokerage firms may not provide coverage of the Company.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our common stock. We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. Our board of directors retains the discretion to change this policy.

Hunter Bates Management’s Discussion and Analysis or Plan of Operation

Management’s Discussion and Analysis for period ended December 31, 2008

The following discussion of the financial condition and results of operation of Hunter Bates Mining Corporation should be read in conjunction with the financial statements and the notes to those statements included in this Current Report. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Overview

As of December 31, 2008, Hunter Bates was a minerals exploration and development company based in Minneapolis, Minnesota and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin”).  Effective September 29, 2009, with the completion of the Share Exchange, Hunter Bates is now a wholly owned subsidiary of Princeton Acquisitions, Inc.

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado.  A sister company to us, Gregory Gold Producers, Incorporated, a Colorado corporation (“Gregory Gold”), who is also wholly owned by Wits Basin, has been performing various mine de-watering work and exploration drilling activities in connection with this project.  On June 12, 2008, Wits Basin transferred its right to purchase the Bates-Hunter Mine to us, and concurrent with the transfer, we completed the acquisition of the Bates-Hunter Mine, which included real property, mining claims, permits and equipment. We consummated the acquisition by issuing a limited recourse promissory note for $6,750,000 Canadian Dollars and Wits Basin issued 3,620,000 shares of its common stock.  No exploration activities are currently being conducted at the Bates-Hunter Mine until such time as specific funds become available for this project.

As of June 30, 2009, our only asset is the Bates-Hunter Mine, which includes a prior producing gold mine, a water treatment plant, other mining properties, claims, permits and ancillary equipment. Furthermore, we possess only a few pieces of equipment and have no personnel necessary to actually explore and/or mine for minerals, we therefore remain substantially dependent on Gregory Gold, Wits Basin and third party contractors to perform such operations. As of the date of these financial statements, we do not claim to have any mineral reserves at the Bates-Hunter Mine.

Results of Operations

For the Period from April 21, 2008 (inception) to December 31, 2008.

Revenues

As of December 31, 2008, the Bates-Hunter Mine does not have any revenues and we do not expect to generate any revenues for the foreseeable future. Furthermore, we do not anticipate having any significant future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $11,603 for the period from April 21, 2008 (inception) to December 31, 2008. These expenses relate to the Colorado real estate taxes related to the Bates-Hunter properties. We will recognize more general and administrative expenses in 2009 compared to 2008.

Depreciation for 2008 was $47,293, which represents straight-line depreciation of fixed assets purchased with the closing of the Bates-Hunter Mine. We will recognize more depreciation expense in 2009 compared to 2008.

Other Income and Expenses

Our other income and expense consists of non-cash interest expense and non-cash foreign currency adjustments. Interest expense for 2008 was $205,468, which represents the amortization of imputed interest discount on the limited recourse promissory note for Cdn$6,750,000.  The note is interest-free until January 1, 2010, and from such date shall bear interest at a rate of 6% per annum, with a maturity date of December 31, 2015.  The total note discount was $580,534.

With the consummation of the Bates-Hunter Mine acquisition in June 2008, we are recording direct non-cash gains and losses for foreign currency fluctuations due to our dealings with the recourse promissory note in the amount of Cdn$6,750,000.  We recorded a $1,222,082 gain for the period from June 12, 2008 (acquisition date) to December 31, 2008 due to the exchange rate between the US Dollar and the Canadian Dollar as of December 31, 2008.

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements solely through advances from our Parent, Wits Basin. The intercompany advances from Wits Basin do not bear interest, as such, no interest expense has been reflected in our financial statements. We do not anticipate generating sufficient net positive cash flows from our operations to fund the next twelve months. As of December 31, 2008, we have no cash or any other current assets and have a working capital deficit of $1,338,639.

The Company’s debt on the limited recourse promissory note as of December 31, 2008 was a net balance of $5,139,637, which includes $204,248 (the equivalent of Cdn$250,000) of current portion. This note balance is net of a remaining discount totaling $375,066. The total principal balance at December 31, 2008, in U.S. Dollars is $5,514,703.

Summary

Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise capital or debt directly identified for the Bates-Hunter project. Wits Basin is currently working on specific funding scenarios to provide us with working capital.  If we are unable to obtain the necessary capital, we may have to cease operations.

Off-Balance Sheet Arrangements

During the year ended December 31, 2008, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

Gregory Gold Management’s Discussion and Analysis or Plan of Operation

Management’s Discussion and Analysis for period ended December 31, 2008

Overview

As of December 31, 2008, Gregory Gold Producers, Incorporated (“we,” “us,” “our,” “Gregory Gold” or the “Company” in this section only), a Colorado corporation, was a minerals exploration company and a wholly owned subsidiary of Wits Basin.  Effective on September 3, 2009, the entire equity interest of Gregory Gold was transferred by Wits Basin to Hunter Bates, and Gregory Gold is now a wholly owned subsidiary of Hunter Bates.

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado. These rights further granted Wits Basin exploration rights of the Bates-Hunter Mine properties. Gregory Gold has been used by Wits Basin solely as the operating entity for the exploration activities in Colorado. We hold minimal assets related to operating the water treatment plant and area maintenance for the Bates-Hunter Mine properties.

Results of Operations

For the Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007.

Revenues

We had no revenues from continuing operations for the years ended December 31, 2008 and 2007. Furthermore, we do not anticipate having any significant future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $78,445 for 2008 as compared to $60,297 for 2007. We anticipate that our operating expenses will remain at current levels over the next fiscal year.

Exploration expenses relate to the cash expenditures being reported on the work-in-process for the Bates-Hunter project. Exploration expenses were $1,561,385 for 2008 as compared to $1,955,334 for 2007. Exploration expenses relate to the defined surface and under ground drilling programs at the Bates-Hunter Mine properties, in which a total of 12,039 feet of drilling was accomplished. Based on our success in obtaining dedicated funds and the timeframe for receipt of such funds, we could anticipate the rate of spending for fiscal 2009 Bates-Hunter Mine exploration expenses to increase.

Depreciation expense for 2008 was $17,849 as compared to $16,049 for 2007, which represents straight-line depreciation of fixed assets purchased for work being performed at the Bates-Hunter Mine. We anticipate that our depreciation expense will remain at current levels over the next fiscal year.

We recorded $12,362 in losses in 2008 related to certain assets that became damaged and un-repairable, which were being utilized for de-watering at the Bates-Hunter Mine site.

Other Income and Expenses

Our other income and expense consists of interest income and interest expense. Other income for 2008 was $628 of interest income, and $674 for 2007.  Interest expense for 2008 was $833 and $0 for 2007.

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements solely through advances from our Parent, Wits Basin. The intercompany advances from Wits Basin do not bear interest, as such, no interest expense has been reflected in our financial statements.  We do not anticipate generating sufficient net positive cash flows from our operations to fund the next twelve months. For the year ended December 31, 2008, we incurred losses from operations of $1,670,246. At December 31, 2008, we had an accumulated deficit of $5,852,490 and a working capital deficit of $5,923,590.

Summary

Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise the capital or debt directly identified for exploration activities of the Bates-Hunter Mine. If we are unable to obtain the necessary capital, we may have to cease operations.

Off-Balance Sheet Arrangements

During the year ended December 31, 2008, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

Hunter Bates Management’s Discussion and Analysis or Plan of Operation

Management’s Discussion and Analysis for period ended June 30, 2009

The following discussion of the financial condition and results of operation of Hunter Bates Mining Corporation should be read in conjunction with the unaudited financial statements and the notes to those statements and the audited financial statements and notes thereto included for the fiscal year ended December 31, 2008, included in this Current Report. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Overview

As of June 30, 2009, Hunter Bates was a minerals exploration and development company based in Minneapolis, Minnesota and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin”).  Effective September 29, 2009, with the completion of the Share Exchange, Hunter Bates is now a wholly owned subsidiary of Princeton Acquisitions, Inc.

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado.  A sister company to us, Gregory Gold Producers, Incorporated, a Colorado corporation (“Gregory Gold”), who is also wholly owned by Wits Basin, has been performing various mine de-watering work and exploration drilling activities in connection with this project.  On June 12, 2008, Wits Basin transferred its right to purchase the Bates-Hunter Mine to us, and concurrent with the transfer, we completed the acquisition of the Bates-Hunter Mine, which included real property, mining claims, permits and equipment. We consummated the acquisition by issuing a limited recourse promissory note for $6,750,000 Canadian Dollars and Wits Basin issued 3,620,000 shares of its common stock.  No exploration activities are currently being conducted at the Bates-Hunter Mine until such time as specific funds become available for this project.

As of June 30, 2009, our only asset is the Bates-Hunter Mine, which includes a prior producing gold mine, a water treatment plant, other mining properties, claims, permits and ancillary equipment. Furthermore, we possess only a few pieces of equipment and have no personnel necessary to actually explore and/or mine for minerals, we therefore remain substantially dependent on Gregory Gold, Wits Basin and third party contractors to perform such operations. As of the date of these financial statements, we do not claim to have any mineral reserves at the Bates-Hunter Mine.

Results of Operations

For the Six Months Ended June 30, 2009 Compared to the Six Months Ended June 30, 2008.

Revenues

As of June 30, 2009, the Bates-Hunter Mine does not have any revenues and we do not expect to generate any revenues for the foreseeable future. Furthermore, we do not anticipate having any significant future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $6,000 for the six months ended June 30, 2009 as compared to $0 for the same period in 2008. These expenses relate to the Colorado real estate taxes related to the Bates-Hunter properties. We will recognize more general and administrative expenses in 2009 compared to 2008.

Depreciation and amortization expenses were $43,602 for the six months ended June 30, 2009 as compared to $3,691 for the same period in 2008, which represents straight-line depreciation of fixed assets purchased with the closing of the Bates-Hunter Mine. We will recognize more depreciation expense in 2009 compared to 2008.

Other Income and Expenses

Our other income and expense consists of non-cash interest expense and non-cash foreign currency adjustments. Interest expense for the six months ended June 30, 2009 was $183,212 compared to $18,216 for the same period in 2008, which represents the amortization of imputed interest discount on the limited recourse promissory note for Cdn$6,750,000.  The note is interest-free until January 1, 2010, and from such date shall bear interest at a rate of 6% per annum, with a maturity date of December 31, 2015.  The total note discount was $580,534.

With the consummation of the Bates-Hunter Mine acquisition in June 2008, we are recording direct non-cash gains and losses for foreign currency fluctuations due to our dealings with the recourse promissory note, denominated in Canadian Dollars of Cdn$6,750,000.  We recorded a $347,321 loss for the six months ended June 30, 2009 as compared to $113,358 loss for the same period in 2008, calculated by the difference in exchange rates between the US Dollar and the Canadian Dollar.

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements solely through advances from our Parent, Wits Basin. The intercompany advances from Wits Basin do not bear interest, as such, no interest expense has been reflected in our financial statements. We do not anticipate generating sufficient net positive cash flows from our operations to fund the next twelve months. As of June 30, 2009, we have no cash or any other current assets and have a working capital deficit of $1,357,503.

The Company’s debt on the limited recourse promissory note as of June 30, 2009 was a net balance of $5,670,170, which includes $217,112 (the equivalent of Cdn$250,000) of current portion. The note balance is net of a remaining discount totaling $191,854. The total principal balance at June 30, 2009, in U.S. Dollars is $5,862,024.

Summary

Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise capital or debt directly identified for the Bates-Hunter project. Wits Basin is currently working on specific funding scenarios to provide us with working capital.  If we are unable to obtain the necessary capital, we may have to cease operations.

Off-Balance Sheet Arrangements

During the six months ended June 30, 2009, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

Gregory Gold Management’s Discussion and Analysis or Plan of Operation

Management’s Discussion and Analysis for period ended June 30, 2009

Overview

As of June 30, 2009, Gregory Gold Producers, Incorporated (“we,” “us,” “our,” “Gregory Gold” or the “Company”), a Colorado corporation, was a minerals exploration company and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin” or “Parent”).  Effective on September 3, 2009, the entire equity interest of Gregory Gold was transferred by Wits Basin to Hunter Bates, and Gregory Gold is now a wholly owned subsidiary of Hunter Bates.

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado. These rights further granted Wits Basin exploration rights of the Bates-Hunter Mine properties. Gregory Gold has been used by Wits Basin solely as the operating entity for the exploration activities in Colorado. We hold minimal assets related to operating the water treatment plant and area maintenance for the Bates-Hunter Mine properties.

Results of Operations

For the Six Months Ended June 30, 2009 Compared to the Six Months Ended June 30, 2008.

Revenues

We had no revenues from operations for the six months ended June 30, 2009 and 2008. Furthermore, we do not anticipate having any significant future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $30,520 for the six months ended June 30, 2009 as compared to $41,829 for the same period in 2008. We anticipate that our operating expenses will decline over the next fiscal year.

Exploration expenses relate to the cash expenditures being reported on the work-in-process for the Bates-Hunter project. Exploration expenses were $42,997 for the six months ended June 30, 2009 as compared to $1,109,525 for the same period in 2008. Based on our success in obtaining dedicated funds and the timeframe for receipt of such funds, we anticipate the rate of spending for fiscal 2009 Bates-Hunter Mine exploration expenses to be less than 2008.

Depreciation and amortization expenses were $9,260 for the six months ended June 30, 2009 as compared to $8,589 for the same period in 2008, which represents straight-line depreciation of fixed assets purchased for work being performed at the Bates-Hunter Mine. We anticipate that our depreciation expense will remain at current levels over the next fiscal year.

We recorded $12,362 in losses related to certain assets that became damaged and un-repairable for the six months ended June 30, 2008, which were being utilized for de-watering at the Bates-Hunter Mine site.

Other Income and Expenses

Our other income and expense consists of interest income and interest expense. Other income for the six months ended June 30, 2009 was $0 of interest income, and $432 for 2008.  Interest expense for the six months ended June 30, 2009 was $56,136 compared to $0 for the same period in 2008. Interest expense increased due to financing some past due payables in 2009 and is expected to remain at the current level over the next fiscal period.

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements solely through advances from our Parent, Wits Basin. The intercompany advances from Wits Basin do not bear interest, as such, no interest expense has been reflected in our financial statements.  We do not anticipate generating sufficient net positive cash flows from our operations to fund the next twelve months. We had a working capital deficit of $5,748,320 at June 30, 2009. Cash and cash equivalents were $1,097 at June 30, 2009, representing a decrease of $558 from the cash and cash equivalents of $1,655 at December 31, 2008.

For the six months ended June 30, 2009 and 2008, we had net cash used in operating activities of $62,569 and $649,276, respectively.

For the six months ended June 30, 2009 and 2008, we had net cash provided by financing activities (primarily through advances from our Parent, Wits Basin) of $62,011 and $677,382, respectively.

Summary

Our cash reserves are basically depleted at June 30, 2009. Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise the capital or debt directly identified for exploration activities of the Bates-Hunter Mine. If we are unable to obtain the necessary capital, we may have to cease operations.

Off-Balance Sheet Arrangements

During the six months ended June 30, 2009, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company’s outstanding common stock as of September 29, 2009 (after the Share Exchange), by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-B under the Securities Act of 1933), and (iv) all executive officers and directors as a group.  Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.  Except as noted below, the address of each person identified below is 900 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402-8773

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#) (1)	Percentage of Common Stock Beneficially Owned (%) (1)
Wits Basin Precious Minerals Inc. (2)	19,883,543	93.7%
Irwin Gross (3) 800 S. Ocean Blvd, Apt 21 Boca Raton, FL 33432	1,500,000	6.8%
Stephen D. King (4)	19,883,543	93.7%
Mark D. Dacko (5)	0	-
Timothy J. Brasel (6) 2560 West Main Street, Ste 200 Littleton, Colorado 80120	54,766	*
Dr. Clyde Smith (7)	0	-
Donald Stoica (8)	0	-
All executive officers and directors (including nominees) as a group (5 persons)	19,938,309	94.0%

*  Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.  The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)
Stephen D. King, as the Chief Executive Officer and a director of Wits Basin Precious Minerals Inc., may be deemed to hold voting and investment control over the shares held by Wits Basin Precious Minerals Inc.

(3)
Represents (i) 180,000 shares of common stock and warrants to purchase 180,000 shares of common stock at an exercise price of $1.00 per share held by Irwin Gross IRA, of which Mr. Gross is the trustee, (ii) 160,000 shares of common stock and warrants to purchase 160,000 shares of common stock at an exercise price of $1.00 per share held by 1995 Gross Family Remainder Unit Trust, of which Mr. Gross is the trustee, (iii) 160,000 shares of common stock and warrants to purchase 160,000 shares of common stock at an exercise price of $1.00 per share held by Premier Partners Investments, LLLP, of which Mr. Gross is the managing partner, and (iv) warrants to purchase 500,000 shares of common stock at an exercise price of $0.01 per share held by Mr. Gross.

(4)
Upon effectiveness of the Share Exchange, Mr. King was appointed as the Chief Executive Officer, President and as a director of the Company.  Shares represent holdings of Wits Basin Precious Minerals Inc., of which Mr. King serves as Chief Executive Officer and a director.  As reported in the Annual Report on Form 10-K filed by Wits Basin for the year ended December 31, 2008, Mr. King also beneficially holds 5,366,667 shares of Wits Basin common stock, which constitutes approximately 3.6% of the issued and outstanding shares of Wits Basin common stock.

(5)
Upon effectiveness of the Share Exchange, Mr. Dacko was appointed as the Chief Financial Officer of the Company.  Until the completion of the Share Exchange on September 29, 2009, Mr. Dacko served as a director of Hunter Bates Mining Corporation. As reported in the Annual Report on Form 10-K filed by Wits Basin for the year ended December 31, 2008, Mr. Dacko also beneficially holds 1,215,000 shares of Wits Basin common stock, which constitutes less than 1% of the issued and outstanding shares of Wits Basin common stock.

(6)
Represents (i) 16,180 shares of common stock held by La Mirage Trust, (ii) 16,180 shares of common stock held by Bleu Ridge Consultants, Inc. Profit Sharing Plan and (iii) 16,180 shares of common stock held by Charitable Remainder Trust of Timothy J. Brasel, for each of which Timothy J. Brasel serves as trustee.  Timothy J. Brasel served as President, Treasurer and Secretary and as the sole director of Princeton Acquisitions, Inc. immediately prior to the effectiveness of the Share Exchange.  Upon effectiveness of the Share Exchange, Mr. Brasel resigned from his officer positions with the Company.  Additionally, Mr. Brasel has agreed to resign as a director of the Company upon the Company’s acceptance of such resignation at any time after the expiration of a 10-day period following the filing with the Securities Exchange Commission and mailing to the Company’s shareholders of a 14f-1 Information Statement, each of which was completed on September 23, 2009.

(7)
Dr. Smith has agreed to join the Company’s board of directors upon the Company’s acceptance of Mr. Brasel’s resignation at any time after the expiration of a 10-day period following the filing with the Securities Exchange Commission and mailing to the Company’s shareholders of a 14f-1 Information Statement, each of which was completed on September 23, 2009. As reported in the Annual Report on Form 10-K filed by Wits Basin for the year ended December 31, 2008, Dr. Smith also beneficially holds 1,100,000 shares of Wits Basin common stock, which constitutes less than 1% of the issued and outstanding shares of Wits Basin common stock.

(8)
Mr. Stoica has agreed to join the Company’s board of directors upon the Company’s acceptance of Mr. Brasel’s resignation at any time after the expiration of a 10-day period following the filing with the Securities Exchange Commission and mailing to the Company’s shareholders of a 14f-1 Information Statement, each of which was completed on September 23, 2009. As reported in the Annual Report on Form 10-K filed by Wits Basin for the year ended December 31, 2008, Mr. Dacko also beneficially holds 7,408,976 shares of Wits Basin common stock, which constitutes approximately 5% of the issued and outstanding shares of Wits Basin common stock.

Potential Changes of Control.  China Gold, LLC, a Kansas limited liability company (“China Gold”), a creditor of Wits Basin, holds a pledge of 18,500,000 shares of our common stock held by Wits Basin.  We have also guaranteed certain obligations of Wits Basin to China Gold, as discussed in more detail under “Certain Relationship and Transactions” below.  In the event of a default by Wits Basin under certain of its loan documents with China Gold, Chin Gold could control such shares, and as a result take a majority interest in our Company.  China Gold also holds a subordinated security interest through a deed of trust on our Bates-Hunter property.

Management

At the effective time of the Share Exchange, Stephen D. King was appointed to the board of directors of the Company.  Additionally, at the effective time of the Share Exchange, (i) Timothy J. Brasel resigned from his officer positions as President, Treasurer and Secretary of the Company, (ii) Stephen D. King was appointed as Chief Executive Officer and President of the Company and (iii) Mark D. Dacko was appointed as the Chief Financial Officer of the Company.

Mr. Brasel has agreed to resign as a director of the Company upon the Company’s acceptance of his resignation at any time after the expiration of a 10-day period following the filing with the Securities Exchange Commission and mailing to the Company’s shareholders of a 14f-1 Information Statement.  The Company filed the 14f-1 Information Statement with the Securities and Exchange Commission on September 23, 2009, and also mailed a copy of such statement to its shareholders on such day.  Upon acceptance of Mr. Brasel’s resignation after the expiration of such period, the Company anticipates appointing Dr. Clyde Smith and Mr. Donald Stoica to the Company’s board of directors.  Biographies of Dr. Smith and Mr. Stoica are as set forth below:

As of September 29, 2009 (after effectiveness of the Share Exchange, the officers, directors and director appointees of the Company were as follows:

Name	Age	Positions
Stephen D. King	52	President, Chief Executive Officer and Director
Timothy J. Brasel	51	Director
Mark D. Dacko	57	Chief Financial Officer
Dr. Clyde Smith	72	Director (to be appointed)
Donald Stoica	51	Director (to be appointed)

Stephen D. King.  Mr. King has served as our Chief Executive Officer and Director since our inception in April 2008.  Mr. King has also served as Chief Executive Officer of Wits Basin Precious Minerals, our parent company, since September 15, 2006, and served as President of Wits Basin from May 15, 2006 to September 15, 2006.  He has also been a director of Wits Basin since July 2004.  Since October 2000, Mr. King has served as President of SDK Investments, Inc., a private investment firm located in Atlanta, Georgia specializing in corporate finance and investing. He also served as President, from January 1994 until July 2000 and Chairman until October 2000, of PopMail.com, Inc., which was a publicly traded company with businesses in the hospitality and Internet sectors.

Timothy J. Brasel.  Mr.Brasel has been a Director of Princeton Acquisitions, Inc. from 1987 to present.  Mr. Brasel has been President and a Director of Bleu Ridge Consultants, Inc. Mr. Brasel currently devotes the majority of his time to managing his various business investments. From 2001 to 2003, Mr. Brasel was a Director in Mountain States Lending, Inc. Over five years ago, Mr. Brasel served as a director of six publicly held shells. These companies are ILMI Corporation, Studio Capital Corp., Calneva Capital Corp., Zirconium Capital Corp., Hightop Capital Corp., and Royal Belle Capital Corp. From December 1996 until September 1998, he served as President and Director of Cypress Capital, Inc., which completed an acquisition of Terra Telecommunications, Inc. during September 1998. From September 1995 until January 1999, he served as President and a Director of High Hopes, Inc., which completed an acquisition of certain technology from Sanga e-Health LLC during January 1999. From May 1995 until August 1997, Mr. Brasel served as President and a director of Universal Capital Corp., which completed an acquisition of Remarc International Inc. during August 1997. From February 1996 until February 1997, Mr. Brasel served as President and a director of Capital 2000, Inc. which completed an acquisition of United Shields Corporation in February 1997. From July 1996 until December 1997, Mr. Brasel served as President and a director of Mahogany Capital, Inc., which completed an acquisition of Pontotoc Production Company, Inc. during December 1997. From July 1996 until May 1998, Mr. Brasel served as President and a director of Walnut Capital, Inc., which completed a merger with Links Ltd. during May 1998. From March 1990 until September 1994, Mr. Brasel served as President, Secretary, Treasurer and a Director of Prentice Capital, Inc., a publicly held blank-check company which completed an acquisition of Universal Footcare, Inc. From March 1990 until August 1993, Mr. Brasel was President, Secretary and a director of Brasel Ventures, Inc., a publicly held blank-check company, which completed an acquisition of American Pharmaceutical Company. Mr. Brasel received a Bachelor of Science degree in Business Administration from Morningside College, Sioux City, Iowa.

Mark D. Dacko.  Mr. Dacko has served as our Chief Financial Officer and Director since our inception in April 2008.  Mr. Dacko has served as Chief Financial Officer and Secretary of Wits Basin Precious Minerals, our parent company, since March 2003.  Mr. Dacko also served as Wits Basin’s Controller from February 2001 to March 2003 and as a board member from June 2003 until April 2008. Prior to joining Wits Basin, Mr. Dacko served as controller for multiple publicly held companies.

Post Share Exchange Director Appointments

Dr. Clyde L. Smith.  Dr. Clyde L. Smith has served as a director of Wits Basin Precious Minerals Inc. since June 2009, and has served as President of Wits Basin Precious Minerals Inc. since September 15, 2006.  Since 1970, Dr. Smith has been sole owner and operator of CL Smith Consultants, an independent geological consulting firm.  Dr. Smith holds a B.A. from Carleton College, a M.Sc. from the University of British Columbia, and a Ph.D. from the University of Idaho. Dr. Smith is a registered Professional Engineer with the Association of Professional Engineers and Geoscientists of British Columbia.  Dr. Smith has founded or co-founded five exploration companies and is responsible for the discovery of four deposits: the Jason lead-zinc-silver deposit, Yukon Territory, Canada; the Santa Fe gold deposit, Nevada; the North Lake gold deposit, Saskatchewan, Canada; and the Solidaridad gold-silver-copper deposit, Mexico.

Donald Stoica.  Donald Stoica has served as a director of Wits Basin Precious Minerals Inc. since April 2008. In February 1999, Mr. Stoica founded SSR Engineering, Inc, which is a privately held corporation based in Anaheim, California that develops high performance radar systems for use in security, navigation, defense and related applications. Mr. Stoica has served as President and Chief Executive Officer of SSR Engineering since its inception. From 1975-1998, Mr. Stoica worked at Hughes Aircraft Company, including a Technical Director.  Mr. Stoica received his B.S. in Electrical Engineering from California Polytechnic State University in Pomona, California and his Masters Degree in Electrical Engineering from the University of Southern California in Los Angeles, California. Mr. Stoica is also a principal in Pacific Dawn Capital LLC, a company which we have had various financing transactions with since 2005.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that directors be independent.  As a result, we have adopted the independence standards of the NYSE Euronext (formerly the American Stock Exchange) to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the Company and is, in the view of the Company’s Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.

Our Board has determined that neither of our current directors is independent.  Additionally, with respect to the anticipated appointments of Mr. Stoica and Dr. Smith to the Board, our Board would not consider either individual to be independent based upon their respective relationships with Wits Basin Precious Minerals Inc., which is our majority shareholder.  Mr. King serves as the Chief Executive Officer of Wits Basin and Dr. Smith as the President, and Messrs. King and Stoica and Dr. Smith all serve  as directors of Wits Basin.

Committees of the Board of Directors

We do not currently have a separately designated nominating committee or audit committee of the Board of Directors.  Consequently, we do not have charters for any of those committees.

Our Board of Directors performs the duties that would normally be performed by an audit committee.  We do not have an audit committee financial expert due to lack of funds.

Compensation Committee Interlocks and Insider Participation.  The Company has not established a compensation committee or another board committee performing a similar function. Our directors and officers have to date served without compensation from our Company and we have not adopted any processes or procedures for the consideration and determination of executive and director compensation, and no officer or employee of the Company been involved in any deliberations of our Board with respect to executive compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our director, officer and holders of more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  We believe that during and for the fiscal year ended June 30, 2009, our officer, director and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Executive Compensation

Timothy Brasel served as the chief executive officer of Princeton from June 2009 until the Share Exchange, and Robert Lazzeri served as chief executive officer from November 2007 to June 2009.  Neither Mr. Brasel nor Mr. Lazzeri received any compensation from Princeton during this time that would be reportable under Item 402 of Regulation S-K.

Hunter Bates has not provided compensation to its named executive officers since its inception in April 2008.  Stephen King and Mark Dacko, who serve as the chief executive officer and chief financial officer of Hunter Bates, also served in similar capacities for Wits Basin, which held a majority of Hunter Bates outstanding shares. Prior to the Share Exchange, Hunter Bates was a consolidated entity of Wits Basin, and Messrs. King and Dacko are compensated by Wits Basin for their services to Wits Basin in such capacities, and each have entered into employment agreements with Wits Basin.  Such employment agreements between Wits Basin and Messrs. King and Dacko, respectively, do not condition or make contingent any compensation from Wit Basin that is directly payable as a result of the performance of Hunter Bates. The compensation paid during the last two fiscal years of Wits Basin to Messrs. King and Dacko has been disclosed by Wits Basin in its Annual Report on Form 10-K for the year ended December 31, 2008, which is publicly available on the SEC’s website at www.sec.gov.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Equity Award Values

Neither Princeton Acquisitions nor Hunter Bates have adopted any stock incentive or similar plans, and neither has issued options to their respective named executive officers.  Accordingly, the named executive officers of the Company do not hold any options to purchase our securities.

Compensation of Directors

No directors of Princeton received any compensation for their services during the Company’s last completed fiscal year.

No directors of Hunter Bates received any compensation for their services as a director in the last completed fiscal year. Mr. Stoica, who is anticipated to become a director of our Company, has received compensation from Wits Basin for his services to Wits Basin as a non-employee director, which compensation is in no way dependent upon or based upon his anticipated service to Hunter Bates as a director.  Pursuant to Wits Basins’ director compensation plans, Mr. King and Dr. Smith (assuming appointment as a director of our Company) are not entitled to director compensation from Wits Basin for their services as directors of Wits Basin as each serves as an employee of Wits Basin.

The Company has not adopted any policy with respect to the payment of fees or other compensation to its directors, and to date has not provided that directors will be compensated, whether pursuant to a fixed payment for attendance at each meeting or an annual salary.

Certain Relationships & Transactions

Princeton Acquisitions

Since November 2007, the Company has utilized the offices of Mr. Robert Lazzeri, located at 2560 W. Main Street, Suite 200, Littleton, Colorado 80120. Princeton paid $1,500 per month for reimbursement of out-of-pocket expenses such as telephone, postage, supplies and administrative support to a company controlled by Mr. Lazzeri, then a director and significant shareholder of Princeton. Princeton paid $12,000 for these expenses for the year ended June 30, 2008.

On March 11, 2008, Princeton entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with Mathis Family Partners, Ltd. (“Mathis”), Lazzeri Family Trust (“Lazzeri”), Lazzeri Equity Partners 401K Plan (“LEP 401K”), La Mirage Trust (“La Mirage”), EARNCO MPPP (“EARNCO”), Blueridge Consultants, Inc. Profit Sharing Plan (“Blueridge”) and Brasel Charitable Remainder Trust (“Brasel”), collectively referred to herein as the “Lender,” to borrow up to $250,000, evidenced by an unsecured Revolving Loan Note (the “Revolving Loan Note,”) dated March 11, 2008.  In connection with and as a loan fee for the foregoing unsecured credit facility, Mathis, Lazzeri, LEP 401K, La Mirage and EARNCO each received 187,500 unregistered shares of our common stock and Blueridge and Brasel each received 93,750 unregistered shares, respectively, of our common stock for a total of 1,125,000 shares valued at $2,000.

Hunter Bates

In August 2009, Hunter Bates issued a note payable in favor of Wits Basin, which then held 100% of the equity interest in Hunter Bates, in the principal amount of $2,500,000 (the “Wits Basin Note”) in consideration of various start-up and developments costs and expenses incurred by Wits Basin on Hunter Bates behalf while it was a consolidated, wholly owned subsidiary of Wits Basin.  The Wits Basin Note is due on December 31, 2013, and calls for quarterly payments of $150,000.  Interest accrues at a rate of 6% compounded per annum.  In the event Hunter Bates generates net revenues in excess of $2,000,000 during any fiscal year or complete one or more financings in the aggregate amount of $10,000,000, Hunter Bates’ payment obligations under the note will, at the option of Wits Basin, accelerate and become due and payable.

In September 2009, we satisfied an aggregate of $500,000 under the Wits Basin Note through (i) the issuance of 500,000 shares of our common stock and warrants to purchase an additional 500,000 shares at an exercise price of $1.00, valued at $250,000, to a creditor of Wits Basin in satisfaction of certain of Wits Basins’ obligation to such creditor and (ii) the payment to Wits Basin of $250,000 to enable Wits Basin to purchase shares of Princeton common stock from certain of its shareholders at or around the time of closing of the Share Exchange.  As of the date of this Current Report, the outstanding obligation under the Wits Basin Note is $2,000,000.

Hunter Bates has guaranteed the obligations of Wits Basin to China Gold, LLC under a Senior Secured Convertible Promissory Note dated February 13, 2008 with an original principal amount of $1,020,000 and a 10% Senior Secured Promissory Note dated July 10, 2008 with an original principal amount of $110,000 (collectively, the “China Gold Notes”).  The China Gold Notes had a maturity date of February 11, 2009 and December 8, 2008, respectively, and each accrues interest at the rate of 10% per year.  As of June 30, 2009, the China Gold Notes have outstanding principal amounts of $512,391 and $110,000.  Wits Basin secured its obligations under the China Gold Notes with the majority of its assets, including its equity interest in 18,500,000 shares of our Company it holds.  Pursuant to the terms of that certain Security Agreement dated as of February 11, 2008 with China Gold, all of our assets are pledged as security for Wits Basin’s obligations under the China Gold Notes.

Hunter Bates has also guaranteed Wits Basin’s obligations under a 12% Convertible Debenture issued in favor of Cabo Drilling (America) Inc., a Washington corporation formerly known as Advanced Drilling, Inc (“Cabo”), dated April 27, 2009, in the principal amount of $511,589.59 (the “Debenture”). The Debenture has a maturity date of April 27, 2012.  Additionally, Hunter Bates entered into that certain Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (the “Cabo Deed of Trust”) to provide additional security for the obligations under the Debenture.

Stephen D. King, who is the chief executive officer and director of Hunter Bates (and of the Company post-Share Exchange), is also the chief executive officer and a director of Wits Basin.  Although Mr. King does not have a compensation arrangement with the Company (and was not compensated by Hunter Bates previously), Mr. King is compensated by Wits Basin for his services as chief executive officer, and until the date of the Share Exchange, Hunter Bates was for accounting purposes a consolidated entity of Wits Basin.

Mark D. Dacko, who is the chief financial officer and director of Hunter Bates (and the chief financial officer of the Company post-Share Exchange), is also the chief financial officer and secretary of Wits Basin.  Although Mr. Dacko does not have a compensation arrangement with the Company (and was not compensated by Hunter Bates previously), Mr. Dacko is compensated by Wits Basin for his services as chief financial officer, and until the date of the Share Exchange, Hunter Bates was for accounting purposes a consolidated entity of Wits Basin.

Other Material Contracts

Hunter Bates was formed in connection with Wits Basin’s acquisition of the Bates-Hunter mining property pursuant to an Asset Purchase Agreement dated September 20, 2006 (as amended, the “Asset Purchase Agreement”) by and among Hunter Bates, Wits Basin, Hunter Gold Mining Corp, Hunter Gold Mining Inc., George E. Otten, a Colorado resident, and Central City Consolidated, Corp. d/b/a Central City Consolidated Mining Co., a Colorado corporation (collectively, the “Sellers”).  Pursuant to the Asset Purchase Agreement, on June 12, 2008 Hunter Bates acquired the real estate and mining claims known as the “Bates-Hunter Mine” and the buildings, equipment, and permits relating to the Bates-Hunter mining property in consideration of (i) a limited recourse promissory note payable to George E. Otten in the original principal amount of $6,750,000 Canadian dollars (the “Otten Note”), and (ii) 3,620,000 unregistered shares of Wits Basin common stock with a fair value of $0.205 per share.

Pursuant to the terms of the Otten Note, Hunter Bates is required to pay Mr. Otten the following:  (i) an initial payment of CDN $250,000, originally due by December 1, 2008, but extended until July 31, 2009 (the “Initial Payment”); (ii) a quarterly installment of accrued interest plus the Production Revenue Payment (as defined below) commencing on April 1, 2010 and continuing until the earlier of: (a) the fifth anniversary of the first Production Revenue Payment or (b) December 31, 2015 (the “Maturity Date”); and (iii) on the Maturity Date, the entire remaining principal balance together with any unpaid accrued interest. The Otten Note is interest-free until January 1, 2010, and from such date it bears interest at a rate of 6% per annum.  As of the date hereof, the Otten Note has an outstanding principal balance of CDN $6,750,000.

On June 1, 2009, Wits Basin entered into a standstill letter agreement (the “Standstill Agreement”) with the Sellers, whereby the Sellers agreed they would not, prior to August 1, 2009, take any enforcement actions or exercise any rights of default under the Asset Purchase Agreement for the failure to make the Initial Payment of CDN $250,000 under the Otten Note.  In consideration for entering into the Standstill Agreement, Wits Basin issued Sellers 500,000 shares of its common stock, and Hunter Bates paid Sellers $25,000 as a standstill fee and further paid certain past due property taxes applicable to the Bates Hunter Mine property.  Pursuant to the Standstill Agreement, the due date for the Initial Payment was extended to July 31, 2009, and has subsequently been extended to October 2, 2009.

In addition to the interest payments due under the Otten Note, Hunter Bates is also required to pay, on the first payment date following the calendar quarter in which we realize a Profit (as defined below) in excess of $100,000 U.S. dollars from the Bates-Hunter property, and continuing on each payment date thereafter until the Note is repaid in full, the following payments (each a “Production Revenue Payment”):

(1)	For all calendar quarters ending on or prior to December 31, 2012, 75% of the Profit we realized for the immediately preceding calendar quarter, and

(2)	For all calendar quarters ending after December 31, 2012, the greater of (a) 75% of the Profit we realized for the immediately preceding calendar quarter or (b) $300,000.00 Canadian dollars.

Further, Hunter Bates granted Mr. Otten the following net smelter royalties:  (i) a two percent (2%) net smelter return royalty on all future production, with no limit, and (ii) a one percent (1%) net smelter return royalty (up to a maximum payment of $1,500,000). Notwithstanding the foregoing, if Hunter Bates has not been obligated to make a Production Revenue Payment by December 31, 2012, then beginning on April 1, 2013 and continuing on each payment date until Hunter Bates has become obligated to make a Production Revenue Payment, Hunter Bates is required to make principal payments in the amount of $550,000 Canadian dollars. Upon becoming obligated to make a Production Revenue Payment at anytime after April 1, 2013, Hunter Bates is required to thereafter make Production Revenue Payments in accordance with subsection (2) above. “Profit” is defined as any positive number comprising all revenue received from sales of minerals or mineral by-products from the acquired property, less expenses, including interest expense but excluding depreciation, distributions or dividends paid to shareholders, incurred in connection with such sales or the operation of the acquired property for the immediately preceding calendar quarter.

Hunter Bates’ payment of the Note is secured by a deed of trust relating to the acquired property granted in favor of Gilpin County Public Trustee for the benefit of Mr. Otten (the “Otten Deed of Trust”). If an event of default occurs under the Otten Deed of Trust, Hunter Bates and Wits Basin will be jointly and severally liable solely for a limited recourse amount of $2,000,000 Canadian dollars less the aggregate of (i) all payments of principal and interest under the Note; (ii) any cash proceeds received by or on behalf of Mr. Otten from any cash sale, occurring prior to any default, of the Wits Basin common stock received as purchase price for the asset purchase (calculated on the basis of $0.5525 Canadian dollars per share); and (iii) any deemed proceeds resulting from the in specie disposition of the common stock by George E. Otten to any of the sellers or the covenantor and/or their shareholders (calculated on the basis of $0.5525 Canadian dollars per share). Mr. Otten’s sole recourse for any amounts due upon default of the Note that are over and above the limited recourse amount set forth above shall be the secured property described in the Otten Deed of Trust.

Wits Basin acquired the option rights to purchase the assets of the Bates-Hunter Mine from Mr. Kenneth Swaisland pursuant to the terms of an Assignment of Purchase Option Agreement dated August 12, 2004 (the “Assignment Agreement”), which included the grant to Mr. Swaisland of a net smelter royalty of two percent (2%).  Pursuant to a Net Smelter Royalty Agreement dated January 21, 2009 with Mr. Swaisland (the “NSR Agreement”), Hunter Bates formalized the terms of the net smelter royalty.  The NSR Agreement calls for the 2% royalty to be paid upon gross revenues received from the sale or disposition of mineral products, less all direct expenses incurred in the extraction, transportation, processing and selling of such products, on or through access to the Bates-Hunter claimed property.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Princeton Acquisition’s common stock is quoted on the OTC Bulletin Board under the Symbol PRAQ.   There is only a limited trading market for our stock and our stockholders may find it difficult to sell their shares.  As reported by the OTC Bulletin Board, our stock had a high of $2.25 and a low of $1.00 for the fiscal year ended June 30, 2008.  The following table lists the high and low bid or sale price for our common stock as quoted by the OTC Bulletin Board during each quarter of the last completed fiscal year.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

Quarter Ended	High	Low
September 30, 2008	$1.10	$0.30
December 31, 2008	$0.30	$0.30
March 31, 2009	$0.30	$0.15
June 30, 2009	$0.15	$0.15

September 30, 2009	$0.15	$0.05

Hunter Bates’ common stock has not been publicly traded.

Holders

As of September 17, 2009, Princeton Acquisitions had approximately 130 holders of record of our common stock.  Immediately prior to completion of the Share Exchange, Hunter Bates had 6 holders of record.

Dividends

We have not paid, nor declared, any dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our management anticipates that earnings, if any, will be retained to fund our working capital needs and the expansion of our business.  The paying of any dividends is in the discretion of our Board of Directors.

Hunter Bates has also never paid or declared dividends since its inception.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not adopted any equity compensation plans.

Recent Sales of Unregistered Securities

The following summarizes all sales of unregistered securities by Hunter Bates since inception in April 2008.

In April 2008, in connection with Hunter Bates’ incorporation, Hunter Bates issued 1,000 shares of its common stock to Wits Basin.

In September 2009, Hunter Bates issued Wits Basin an additional 18,499,000 shares of its common stock.

In September 2009, Hunter Bates issued warrants to purchase an aggregate of 1,500,000 shares of Hunter Bates common stock to two accredited investors in consideration of consulting services provided to Hunter Bates.  The warrants have a five-year term, and have an exercise price of $0.01 per share.

On September 29, 2009, immediately prior to the completion of the Share Exchange, Hunter Bates completed a private placement offering to accredited investors (as that term is defined under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) of 1,000,000 Units, each Unit consisting of one share of Hunter Bates common stock and one warrant to purchase a share of Hunter Bates common stock at an exercise price of $1.00, at a per Unit price of $0.50.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, Hunter Bates believes that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated thereunder. Each of the above-referenced investors in Hunter Bates’ stock represented to Hunter Bates in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Description of Securities

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of capital stock, of which 21,210,649 shares of common stock are currently outstanding.  We have issued warrants that are exercisable into an additional 2,500,000 shares of common stock.  There are no shares of preferred stock outstanding. Our board of directors has the authority to establish, by resolution and without any further vote or action by the shareholders, from the undesignated shares more than one class or series of common stock or preferred stock, and to fix the relative rights, restrictions and preferences of any such different classes or series, and to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversions of the Company’s outstanding shares.

The Company’s Common Stock

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights.  Upon liquidation, dissolution or winding up of the Company, holders of the Company’s common stock will be entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other liabilities.  The holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights.

Outstanding Warrants to Purchase Common Stock

We currently have outstanding warrants to purchase an aggregate of 2,500,000 shares of our common stock.  Warrants to purchase 1,500,000 of these shares have a five-year term and have an exercise price of $0.01 per share, and include a cashless exercise feature.  Pursuant to the terms of the warrants, prior to any attempted sale by the holder of any shares of common stock issuable upon exercise of the warrant, the holder is required to provide the Company a 30-day right of first refusal to purchase such shares at the same terms as offered to any third party.

The remaining warrants to purchase 1,000,000 shares of our common stock have a five-year term and an exercise price of $1.00 per share. The Company shall have the right, at any time upon 30 days prior written notice, to call and redeem all or any portion of these warrants (in any such case, the “Call Right”) provided that (a) the closing sale price of our common stock remains at or above $2.00 per share (as appropriately adjusted for stock splits, stock dividends, stock combinations or the like) for a period of 20 consecutive trading days, and (b) the resale of the shares issuable upon exercise of the warrants are covered by a then-effective registration statement filed with the Securities and Exchange Commission or otherwise eligible for sale under Rule 144 of the Securities Act.

Indemnification of Directors and Officers

Article 7-109 under the Colorado Revised Statutes and our bylaws provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner he or she reasonably believed (i) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in the Company’s best interests, or (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Company’s best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe the conduct was unlawful. No indemnification is to be made to a person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged liable to the Company or in connection with any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit.  Additionally, indemnification with respect to a proceeding brought by or in the right of the Company shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.  Our articles provide that any such person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation may be indemnified by the Company for expenses actually and reasonably incurred (including attorneys’ fees) in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite such adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses the court deems proper.

Our bylaws further provide that the Company shall indemnify any such person who was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding as to which he was entitled to indemnification against expenses (including reasonable attorneys’ fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the Company other than the determination in good faith that the defense has been wholly successful.  A person may also apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification as described in this paragraph.

Any indemnification under the above may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he or she has met the applicable standard of conduct, with such determination made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable, by a majority vote of a committee designated by the board consisting of two or more directors not parties to the proceeding (and directors who are parties to the proceeding may participate in the designation of directors for the committee).  If the quorum of the board and the committee cannot be established, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Pursuant to the articles and bylaws, expenses (including attorneys’ fees) incurred in defending an action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of (i) a written affirmation of such person’s good faith belief that he or she has met the standards of conduct necessary for indemnification, (ii) an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the Company, and (iii) a determination made by the appropriate group that the facts as then known would not preclude indemnification..

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 3.02.   Unregistered Sales of Equity Securities.

As disclosed under Item 2.01 above, in connection with the Share Exchange, the Company issued an aggregate of 19,500,000 shares of its common stock to the former holders of Hunter Bates capital stock, and other securities having the right to purchase approximately an additional 2,500,000 shares of our common stock, all of which were unregistered.  For these issuances, the Company relied on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506, as the securities were sold to eight individuals, each of which the Company reasonably believes is either an “accredited investor,” as defined under Rule 502 of the Securities Act, or such investor, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and had access to information regarding Hunter Bates, the Company and the Share Exchange transaction.

Item 5.01.   Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Share Exchange, Stephen D. King was appointed to the Company’s board of directors.

At the effective time of the Share Exchange, the Company’s executive management team was reconstituted and Timothy J. Brasel resigned from his position as the Company’s President, Chief Financial Officer and Secretary.  Upon the effective time of the Share Exchange, the following individuals (all of whom were officers of Hunter Bates prior to the Share Exchange) took the positions set after their names:  Stephen D. King (President and Chief Executive Officer); and Mark D. Dacko (Chief Financial Officer).  Biographical and other information regarding these individuals is provided under the caption “Management” in Item 2.01 above, which is incorporated by reference into this Item 5.02.

Item 5.06.   Change in Shell Company Status.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) upon completion of the Share Exchange.

Item 9.01           Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the Hunter Bates Mining Corporation financial statements as of and for the periods ended June 30, 2009 and 2008, are attached hereto as Exhibit 99.2, and the Hunter Bates Mining Corporation financial statements as of and for the year ended December 31, 2008, and the related report of its independent auditor, are attached hereto as Exhibit 99.3.

Pursuant to Rule 8.04(b) of Regulation S-X (17 CFR 210.3-05(b)), the Gregory Gold Producers, Incorporated financial statements as of and for the periods ended June 30, 2009 and 2008, are attached hereto as Exhibit 99.4, and the Gregory Gold Producers, Incorporated financial statements as of and for the years ended December 31, 2008 and 2007, and the related report of its independent auditor, are attached hereto as Exhibit 99.5.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the Princeton Acquisitions, Inc., unaudited pro forma combined balance sheet as of and for the year ended June 30, 2009, along with the notes to such unaudited pro forma combined financial information, are attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit	Description
2.1	Share Exchange Agreement dated September 11, 2009 by and among Princeton Acquisitions, Inc., Hunter Bates Mining Corporation and the shareholders of Hunter Bates Mining Corporation
4.1	Limited Recourse Promissory Note of Hunter Bates Mining Corp issued in favor of George E. Otten.
4.2	Deed of Trust and Security Agreement of Hunter Bates Mining Corp issued in favor of Gilpin County Public Trustee.
4.3
Security Agreement dated February 11, 2008 by and among Wits Basin Precious Minerals, Inc., Gregory Gold Producers Inc. and China Gold, LLC (as successor in interest to Platinum Long Term Growth V, LLC).

4.4	Joinder of Hunter Bates Mining Corporation to Security Agreement dated February 11, 2008 in favor of China Gold, LLC (as successor in interest to Platinum Long Term Growth V, LLC).
4.5
Amended and Restated Guaranty of Gregory Gold Producers, Inc. and Hunter Bates Mining Corporation dated July 10, 2008 in favor of China Gold, LLC (as a successor-in-interest to Platinum Long Term Growth V, LLC).

4.6
Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing issued in favor of Gilpin County Public Trustee for benefit of Cabo Drilling (America), Inc. dated April 27, 2009.

4.7
Deed of Trust and Security Agreement of Hunter Bates Mining Corp issued in favor of Gilpin County Public Trustee for benefit of China Gold, LLC (as successor-in-interest to Platinum Long Term Growth V, LLC

4.8	Promissory Note issued in favor of Wits Basin Precious Minerals Inc. dated September 28, 2009.
4.9	Summary of terms of warrants issued to certain consultants
4.10	Form of Warrant issued in connection with Hunter Bates private placement offering completed September 29, 2009
10.1
Asset Purchase Agreement by and among the Company and Hunter Gold Mining Corporation, a British Columbia corporation, Hunter Gold Mining Inc., a Colorado corporation, Central City Consolidated Mining Corp., a Colorado corporation and George Otten, a resident of Colorado, dated September 20, 2006.

10.2	Fourth Amendment to Asset Purchase Agreement dated January 14, 2008 by and among the Company, Central City Mining Corp., George Otten, Hunter Gold Mining Corp. and Hunter Gold Mining Inc.
10.3
Fifth Amendment to Asset Purchase Agreement by and among the Company, Hunter Gold Mining Corp, Hunter Gold Mining Inc., George E. Otten and Central City Consolidated, Corp. d/b/a Central City Consolidated Mining Co.

21	Subsidiaries of Registrant

99.1	Unaudited pro forma combined financial information
99.2	Financial statements of Hunter Bates Mining Corporation as of and for the periods ended June 30, 2009 and 2008
99.3	Financial statements of Hunter Bates Mining Corporation as of and for the year ended December 31, 2008
99.4	Financial statements of Gregory Gold Producers, Incorporated as of and for the periods ended June 30, 2009 and 2008
99.5	Financial statements of Gregory Gold Producers, Incorporated as of and for the years ended December 31, 2008 and 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON ACQUISITIONS, INC.

Date: October 5, 2009	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer